Registration No. 333- 211056

As filed with the Securities and Exchange Commission on May 13, 2016

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

AMENDMENT NO. 1 TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BRISSET BEER INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	5180	80-0778461
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

370 Guy Street, Suite G9
Montreal, Quebec, Canada, H3J 1S6
(514) 906-6851
(Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

Stephane Pilon
370 Guy Street, Suite G9
Montreal, Quebec, Canada, H3J 1S6
(514) 906-6851
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Lubin, Esq.
Abrams, Fensterman, Fensterman, Formato, Ferraro & Wolf, LLP
1111 Marcus Avenue
Lake Success, New York 11042
Telephone: (516) 328-2300
Facsimile: (516) 368-9559

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement and from time to time after the effective date of this registration statement, as determined by the selling stockholders.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

☐Large accelerated filer                                                          ☐Accelerated filer
☐Non-accelerated filer                                                          ☒Smaller reporting company
The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

Explanatory Note

This amendment No. 1 to the Registration Statement is being filed for the sole purpose of filing executed copy of Exhibits 5.1 and 23.2 (included in Exhibit 5.1).

PART II

Item 16.   Exhibits

Exhibit Number	Description
2.1 3.1	Agreement and Plan of Merger of Buckeye Oil & Gas, Inc and Brisset Beer International, Inc. (1) Articles of Incorporation, as amended (1)
3.2	Bylaws(1)
4.1	Form of Stock Certificate (3)
5.1*	Opinion of Abrams, Fensterman, Fensterman, Eisman, Formatto, Ferrara & Wolf, LP
10.1	Stock Purchase Agreement dated June 23, 2011 among Buckeye Oil & Gas, Inc., Pol Brisset and Buckeye Oil & Gas Canada, Inc. (4)
10.2	Farmout and Participation Agreement dated May 12, 2011 between Luxor Oil & Gas Ltd. and Buckeye Oil & Gas (Canada), Inc. (4)
10.3	Service Agreement dated July 1, 2011 by and between Manny Dhinsa and Buckeye Oil & Gas, Inc. (5)
10.4	Form of Regulation S Subscription Agreement (6)
10.5	Service Agreement dated September 1, 2011 by and between Pol Brisset and Buckeye Oil & Gas, Inc. (7)
10.6	Service Agreement dated September 1, 2011 by and between Manny Dhinsa and Buckeye Oil & Gas, Inc. (7)
10.7	Participation Agreement dated May 16, 2011 by and between Buckeye Oil & Gas, (Canada), Inc. and Pioneer Marketing Group Ltd. (8)
10.8	Service Agreement dated April 2, 2012 by and between Michal Gnitecki and Buckeye Oil & Gas, Inc. (9)
10.9	Form of Regulation S Subscription Agreement (10)
10.10	Form of Regulation S Subscription Agreement (11)
10.11	Form of Class A Warrant (11)
10.12	Form of Class B Warrant (11)
10.13	Asset Purchase Agreement dated April 4, 2014 by and between Scenario A, Stephan Pilon, Pol Brisset and Buckeye Oil & Gas, Inc. (12)
10.14	Amendment to Asset Purchase Agreement dated July 16, 2014 by and between Scenario A and Brisset Beer International, Inc. (13)
10.15	Form of Subscription Agreement (14)
10.16	Form of Class A Warrant (14)
10.17	Form of Class B Warrant (14)
10.18	Service Agreement dated November 10, 2014 by and between Sandberg International Limited and Brisset Beer International, Inc. (15)
10.19	Service Agreement dated December 1, 2014 by and between Stephane Pilon and Brisset Beer International, Inc. (16)
10.20	Manufacturing and Distribution Agreement dated December 2, 2014 between 90127-2021 Quebec Inc. d/b/a Breuvages Blue Spike and Biere Brisset International, Inc. (17)
10.21	Employment Agreement dated January 12, 2015 by and between Stephane Pilon and Biere Brisset International, Inc. (18)
10.22	Form of Regulation S Subscription Agreement (19)
10.23	Form of A Warrant Agreement (19)
10.24	Form of B Warrant Agreement (19)
10.25	Form of Regulation S Subscription Agreement (20)
10.26	Form of A Warrant Agreement (20)
10.27	Form of B Warrant Agreement (20)
10.28	Form of Regulation S Subscription Agreement (20)
10.29	Form of A Warrant Agreement (20)
10.30	Form of B Warrant Agreement (20)
10.31	Manufacturing and Distribution agreement (the "CBB Agreement") between Biere Brisset International, Inc. and La Compagnie de Biere Brisset, Inc. dated March 1, 2015
10.32	Form of Regulation S Subscription Agreement (21)
10.33	Form of A Warrant Agreement (21)
10.34	Form of B Warrant Agreement (21)
10.35	Amendment to Employment Agreement dated September 3, 2015 by and between Stephane Pilon and Biere Brisset International, Inc. (22)

23.1	Consent of Independent Registered Public Accounting Firm (23)
23.2*	Consent of David Lubin & Associates, PLLC (included in Exhibit 5.1)

*Filed herewith

(1)  Previously filed as an Appendix to the Company's Information Statement on Schedule 14C filed with the SEC on June 24, 2014

(3) Previously filed as Exhibit 4.1 to the Company's Form S-1, filed with the Securities and Exchange Commission on July 1, 2010, file no. 333-167917
(4) Previously filed with the Company's Form 8-K submitted to the SEC on June 28, 2011.
(5) Previously filed with the Company's Form 10-K submitted to the SEC on August 25, 2011.
(6) Previously filed with the Company's Form 8-K submitted to the SEC on August 30, 2011.
(7) Previously filed with the Company's Form 8-K submitted to the SEC on September 8, 2011.
(8) Previously filed with the Company's Form S-1/A submitted to the SEC on November 1, 2011.
(9) Previously filed with the Company's Form 8-K submitted to the SEC on April 3, 2012.
(10) Previously filed with the Company's Form 8-K submitted to the SEC on February 28, 2013.
(11) Previously filed with the Company's Form 8-K submitted to the SEC on March 3, 2014.
(12) Previously filed with the Company's Form 8-K submitted to the SEC on April 9, 2014.
(13) Previously filed with the Company's Form 8-K submitted to the SEC on July 24, 2014
(14) Previously filed with the Company's Form 8-K submitted to the SEC on August 14, 2014.
(15) Previously filed with the Company's Form 8-K submitted to the SEC on November 14, 2014.
(16) Previously filed with the Company's Form 8-K submitted to the SEC on December 4, 2014.
(17) Previously filed with the Company's Form 8-K submitted to the SEC on December 8, 2014.
(18) Previously filed with the Company's Form 8-K submitted to the SEC on January 15, 2015.
(19) Previously filed with the Company's Form 8-K submitted to the SEC on March 2, 2015.
(20) Previously filed with the Company's Form 8-K submitted to the SEC on May 19, 2015.
(21) Previously filed with the Company's Form 8-K submitted to the SEC on August 11, 2015.
(22) Previously filed with the Company's Form 8-K submitted to the SEC on September 9, 2015.
(22) Previously filed with the Company's Form S-1 submitted to the SEC on May 2, 2016.

** XBRL (Extensible Business Reporting Language) information is furnished and not filed or a part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise is not subject to liability under these sections.

Item 17.   Undertakings

The undersigned Company hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability of the Company under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Company undertakes that in a primary offering of securities of the undersigned Company pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Company relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Company or used or referred to by the undersigned Company;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Company or its securities provided by or on behalf of the undersigned Company; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Company to the purchaser.

(5)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the Company is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec, Canada on May 13, 2016.

BRISSET BEER INTERNATIONAL, INC.

By:	/s/ Stephane Pilon
Stephane Pilon
President, Chief Executive Officer, Chief Financial Officer, Treasurer and director
(Principal Executive Officer and Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Stephane Pilon
Stephane Pilon	May 13, 2016
President, Chief Executive Officer, Chief Financial Officer, Treasurer and director (Principal Executive Officer and Principal Financial and Accounting Officer)

/s/ Pol Brisset
Pol Brisset	May 13, 2016
Secretary and Director